Exhibit 6.5

OPERATING AGREEMENT

THIS AGREEMENT dated for reference August 14, 2002.

BETWEEN:

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Sustainable Resource Management, Parliament Buildings, Victoria, British Columbia V8V 1X4

(the “Province”)

AND:

RED MOUNTAIN RESORTS INC., a company incorporated under the Company Act (Incorporation No. 366241), having a registered office at 105-465 Ward Street, Nelson BC V1L 1S7

(the “Company”)

WHEREAS:

A.	The Company operates a recreational ski facility;

B.	The Province has agreed to permit the Company to operate its facility in part on the Controlled Recreation Area on the terms and conditions contained in this Agreement;

C.	The City of Rossland intends to regulate base area development of the ski facility referred to in Recital A in a manner that is consistent with the 2001 Consolidated Red Mountain Sector Plan and applicable municipal bylaws;

D.	The Company and the Province have expressed a desire to work together to review siting opportunities for the mid-mountain base area when Phase 3 of the Phasing Program is complete and before Phase 4 has begun, and have acknowledged that any such review should include a planning process to address and resolve issues pertaining to impacts on community watershed and the requirements of the City of Rossland;

E.	The Company and the Province acknowledge the Company’s interest in accessing land for base area development in or near the area described in the Red Mountain Development Plan as the mid-mountain base area.

ARTICLE I	DEFINITIONS

1.01	In this Agreement and the schedules to it, unless the context otherwise requires:

“Access Routes” means the access to be provided in the Controlled Recreation Area and the Private Land as are required or contemplated by this Agreement;

“Arm’s Length Party” means any party, person, corporation, partnership, trust, fund, association or any other organized group of persons or the personal or other legal representative of any of them that is

(a)	not affiliated, within the meaning of section 1(2) of the Company Act, with the Company or a member;

(b)	not an associate, within the meaning of section 1(c) of the Company Act, of the Company or a Member; or

(c)	designated in writing by the Province as an Arm’s Length Party;

“Commercial Alpine Skiing Policy” means the policy of the Province in effect, from time to time, relating to the development of commercial alpine ski areas;

“Controlled Recreation Area” means the area described as “Existing CRA” and “Proposed CRA 2001” in the legend to the plan attached as Schedule “A” and includes all land upon which Recreation Improvements have been constructed;

“Day Skier Facility” means any building that is, or will be, constructed in the Controlled Recreation Area that is designed to provide day use facilities for skiers, including without limitation, cafeteria/restaurant facilities, brown bag facilities, changing areas, sanitation facilities and holding facilities for injured skiers;

“Event of Default” means an event referred to in Article 8.01;

“Fees” means the money payable to the Province under Article 7.01;

“Financial Information” means the audited financial statements of the Company for its Financial Year ending April 30, 2001 and includes any other financial information provided by the Company to the Province concerning the business operations or financial condition of the Company;

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“Financial Year” means the financial year of the Company ending on April 30 in each year during the currency of this Agreement;

“Gross Revenue” means all the receipts or receivables of the Company or any other party for the right to use all or part of the Recreation Improvements or the Controlled Recreation Area, including but not limited to:

(a)	amounts paid by a user or other wholesale or retail purchaser for an hourly or day ticket pass for a fixed period or season or other pass;

(b)	where the right to use the Recreation Improvements is included in a package, then if that package is

(i)	sold to an Arm’s Length Party, that portion of the package price that represents the right to use all or part of the Recreation Improvements or the Controlled Recreation Area that is the receipt or the receivable of the Company, or

(ii)	not sold to an Arm’s Length Party, that portion of the package price that represents the right to use the Recreation Improvements or the Controlled Recreation Area based on customary charges for hourly or single day use;

(c)	subsequent recoveries of receivables previously written off (which are to be included in the Financial Year in which they are recovered), excluding uncollectable receivables written off by the Company in accordance with generally accepted accounting principles;

but does not include

(d)	uncollectable receivables written off by the Company in accordance with generally accepted accounting principles;

(e)	any receipts or receivables of the Company from ski lessons, ski repairs, ski rentals, food and beverage sales, retail sales, day care fees and hot tub fees, except to the extent such fees include the right to use a Lift or Ski Trail;

(f)	any provincial sales tax, goods and services tax under the Excise Tax Act (Canada) or any other tax paid by any person for the rights to use the Recreation Improvements or the Controlled Recreation Improvements; or

(g)	revenue from timber;

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“Interest” means the rights of the Company under this Agreement, the Interim Tenures and the Tenures;

“Interim Tenure” means a licence substantially in the form set out in Schedule “E”, with such modifications as are necessary for the Recreation Improvement or Access Route being constructed under such Interim Tenure;

“Lift” means a ski lift that has been or is to be constructed by the Company and includes

(a)	all pylons, cables, gondolas, chairs and equipment used in connection with the ski lift;

(b)	the structure at either end of the ski lift that loads and unloads skiers; and

(c)	any building that is used to house the mechanical or structural end of the ski lift;

“Maintenance Facility” means any facility constructed and maintained in the Controlled Recreation Area for the purpose of housing, storing or maintaining equipment;

“Minimum Private Land Access Routes” means roads, walkways, easements and rights of way over the Private Land created in a manner which ensures, to the satisfaction of the Province, perpetual legal public access for purposes of:

(a)	providing vehicle access from existing dedicated roads to any lands owned by the Province including, without limitation, the Controlled Recreation Area,

(b)	providing walkways to access any lands owned by the Province including, without limitation, the Controlled Recreation Area and any lands for public use that are dedicated by the filing of subdivision plans, private land established for public use or and lift terminals and ski trails, and

(c)	accessing, constructing and maintaining lifts,

all as provided for in either or both of the Red Mountain Development Plan and the 2001 Consolidated Red Mountain Sector Plan;

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“Minister” means that member of the Executive Council of the Province who is, from time to time, charged with the administration of the Land Act and includes any one appointed by the Province or the Minister to act as his representative;

“Moveable Recreation Improvement” means all Lifts and other Recreation Improvements that are in the nature of tenant’s improvements which would, at common law, be removable by a tenant on the expiration of a term of years;

“Prior Rights” means those rights, interests and encumbrances in respect of the Controlled Recreation Area, described in Schedule “F”;

“Private Land” means the land described on Schedule “B”;

“Private Land Access Easement” means an easement granted by the Company to the Province under section 218 of the Land Title Act in a form acceptable to the Province charging, in priority to every financial charge, the Private Land and granting rights that permit access over the easement area defined therein;

“Phasing Program” means the phasing program described in section IV.3 .of the Red Mountain Development Plan;

“Recreation Improvement” includes a Lift, Day Skier Facility, Maintenance Facility, Parking Facility, Ski Trail, Snowmaking Equipment, and any other similar facility installed, constructed or erected in the Controlled Recreation Area;

“Recreation Improvement Lease” means a lease, or any other arrangement with a third party, whereby a Recreation Improvement is constructed, erected or placed on the Controlled Recreation Area and, following such construction, erection or placement, the Company does not have title to or property in the Recreation Improvement;

“Red Mountain Development Plan” means the document entitled “Red Mountain Resort Master Plan, May 2001” prepared by Brent Harley and Associates Inc. and approved by the Province;

“Regional Manager” means the person who, from time to time, holds the position of Regional Manager, Kootenay Region, Land and Water British Columbia Inc. or any other person designated by the Minister;

“Security Bond” means a security in the form of an unconditional irrevocable letter of credit issued by a Canadian chartered bank, or other security issued by any issuer in any form acceptable to the Province;

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“Ski Trail” means a cross-country ski trail, downhill ski run or hiking trail within the Controlled Recreation Area;

“Substantial Completion” means,

(a)	in reference to a Recreation Improvement or Access Route, the condition arrived at when the construction of it has been completed in accordance with the design, plans and specifications for the Recreation Improvement or Access Route and it is in a condition of presentable appearance and is ready for its intended use, with the exception of minor deficiencies that do not affect its appearance or impair its use;

(b)	in reference to a Recreation Improvement or Access Route, the condition arrived at when the construction of it has been completed in accordance with the design, plans and specifications for the Recreation Improvement or Access Route and it is in a condition of presentable appearance and its ready for its intended use, with the exception of minor deficiencies that do not affect its appearance or impair its use; and

“Tenure” means,

(a)	for a Recreation Improvement other than a Lift, Snowmaking Equipment or Ski Trail, a lease substantially in the form set out in Schedule “C”;

(b)	for a Lift or Snowmaking Equipment, a right of way substantially in the form set out in Schedule “D”;

(c)	for a Ski Trail or Access Route, a licence substantially in the form set out in Schedule “E”; and

“2001 Consolidated Red Mountain Sector Plan” means the “Red Mountain Village Consolidated Sector Plan”, June 12, 2001 prepared by Brent Harley and Associates Inc.;

“Voting Control” means the ownership of 50% or more of the issued and outstanding voting shares of the Company.

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ARTICLE II	REPRESENTATIONS OF THE COMPANY

2.01	The Company warrants and represents to the Province that

(a)	it is a corporation duly organized and existing under the laws of British Columbia, it is a non-reporting company and it is in good standing with respect to the filing of returns in the office of the registrar of companies of British Columbia;

(b)	it has all the corporate power, capacity and authority to enter into this Agreement and to carry out its obligations contemplated in this Agreement, all of which have been duly and validly authorized by all necessary corporate proceedings;

(c)	to the best of its knowledge it is not a party to or threatened with litigation that would materially affect its undertaking or financial condition and it has no knowledge of any such claim against it;

(d)	since May 19, 1989

(i)	it has not declared or paid any dividends of any kind,

(ii)	it has not made any capital expenditures or commitment for that purpose, other than those shown in the Financial Information; and

(iii)	it has not repaid any loans from any of its shareholders, either in whole or in part, or paid any interest thereon;

(e)	to the best of its knowledge, it is not in breach of any statute, regulation or by-law applicable to it or its operations;

(f)	to the best of its knowledge, it holds all permits, licenses, consents and authorities issued by any federal, provincial, regional or municipal government or an agency of any of them, that are necessary in connection with its operations; and

(g)	the making of this Agreement, the completion of the transactions contemplated by this Agreement and the performance of and compliance with the terms of this Agreement does not conflict with or result in a breach of, or the acceleration of, any indebtedness under any term, provision or condition of, or constitute a default under, its memorandum or articles or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which it is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which it is bound, or, to its knowledge, any statute or regulation applicable to it.

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2.02	The Company acknowledges that

(a)	it has inspected the Controlled Recreation Area;

(b)	it is satisfied that the Controlled Recreation Area is suitable for its business purposes;

(c)	it has made its own investigation of the economic feasibility of the operation of the Controlled Recreation Area as contemplated by this Agreement;

(d)	the Province has made no representation or warranty respecting the economic feasibility of the operation of the Controlled Recreation Area as contemplated by this Agreement; and

(e)	there are no representations or warranties of the Province except as expressed in this Agreement;

2.03	The Province acknowledges that there are no representations or warranties of the Company except as expressed in this Agreement and in any other document or statement upon which the Province has relied in entering into this Agreement.

ARTICLE Ill	CONDITION PRECEDENT AND RELEASE OF EASEMENTS

3.01	The Province will, within 60 days after receipt of a written request from the Company, deliver in registerable form, from time to time, releases of parts of the Private Land Access Easement including, for greater certainty, in circumstances where Access Routes are created by dedication to a government.

3.02	Notwithstanding Article 3.01, the Province will not deliver a release of any part of the Private Land Access Easement until the Minimum Private Land Access Routes have been established for the parcel in respect of which the release was requested.

ARTICLE IV	RECREATION IMPROVEMENTS, ACCESS ROUTES AND TENURES

4.01	The Company will not construct any Recreation Improvement or Access Route within the Controlled Recreation Area

(a)	until it has delivered to the Province

(i)	applications under the Land Act for rights of way for all Lifts and Snowmaking Equipment to be constructed, together with a preliminary site plan for each of them,

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(ii)	applications under the Land Act for ground leases for each Recreation Improvement to be constructed, other than a Lift, Snowmaking Equipment or Ski Trail, together with preliminary boundary plans for each of those Recreation Improvements,

(iii)	applications under the Land Act for a license of occupation for each Ski Trail and Access Route to be constructed, together with preliminary site plans for each of them,

(iv)	where an application referred to in this Article is for a new ski trail, within a new development zone, that, prior to the making of such an application, was not previously used for lift serviced skiing, a letter confirming that the Company has retained recognized experts to develop an avalanche control plan for the new ski trails,

(iv)	an application under the Land Act for an Interim Tenure for all Recreation Improvements and Access Routes to be constructed,

(v)	a letter confirming that it has a written avalanche control plan for new ski trail development, and

(vi)	the Private Land Access Easement,

(b)	unless

(i)	the Recreation Improvement or Access Route is shown or provided for in the Red Mountain Development Plan,

(ii)	following the construction, erection or placement of the Recreation Improvement, the Company will, subject to Article 8.01, have exclusive title to and property in the Recreation Improvement,

(iii)	the Province has consented, such consent not to be unreasonably withheld, to the construction of each Recreation Improvement,

(iv)	the Company has applied for the appropriate Tenure for each Recreation Improvement or Access Route, and

(v)	the time, from the date the Province consents to the construction of each Recreation Improvement or Access Route to the expiry of the term of the Tenure for each Recreation Improvement or Access Route, is at least ten years;

(c)	if the Recreation Improvement consists of a building unless its design conforms with the design criteria contained in the Red Mountain Development Plan; and

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(d)	until an Interim Tenure has been issued for each Recreation Improvement or Access Route to be constructed.

4.02	The Company will, at its expense, construct the Recreation Improvements and Access Routes

(a)	in compliance with the Red Mountain Development Plan, the Phasing Program and this Agreement; and

(b)	in a good and workmanlike manner consistent with accepted industry standards for new and similar developments in British Columbia.

4.03	Not later than 18 months after the date of Substantial Completion of each Lift or Snowmaking Equipment, the Company will prepare a surveyed right of way plan that encompasses all of the land that is reasonably required for the operation and maintenance of the Lift and Snowmaking Equipment, provided that the right of way plan will not, without the prior consent of the Province, encompass a strip of land more than 15 metres in width lying between lines parallel to and situated not more than 7.5 metres from each side of the centre line of the Lift or Snowmaking Equipment.

4.04	Not later than 18 months after the date of Substantial Completion of each Recreation Improvement other than a Lift, Snowmaking Equipment, Ski Trail or Access Route, the Company will prepare a surveyed boundary plan that encompasses the land occupied by that Recreation Improvement or Access Route and any land reasonably required for the intended use of that Recreation Improvement or Access Route.

4.05	Not later than 12 months after the date of Substantial Completion of each Ski Trail or Access Route, the Company will prepare an as-built sketch plan that encompasses the land reasonably required for the operation of that Ski Trail or Access Route.

4.06	The Company will prepare the plans referred to in Articles 4.03 and 4.04 and in compliance with the standards of the Surveyor General and the instructions issued by him from time to time and deliver two copies of each of the plans to the Regional Manager for his or her acceptance.

4.07	Subject to Article 4.10, on the acceptance of a survey or sketch plan by the Regional Manager under Article 4.06 the appropriate Tenure for the Recreation Improvement or Access Route will be granted.

4.08	The term of each Tenure issued to the Company will commence on the date it is issued and will terminate on the expiration or earlier termination of this Agreement.
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4.09	The Province will not be under any obligation to grant a Tenure to the Company under this Article until the expiration of 30 days after the conditions precedent in the letter from the Province to the Company offering the Tenure have been met, it being understood that the conditions precedent will not be inconsistent with the terms of this Agreement.

4.10	The Tenures issued under this Article will, on the dates they are issued, supercede and replace all other rights, titles and interests in land previously granted by the Province to the Company, including without limitation any Interim Tenure, and on and after those date those rights, titles and interests and the instruments creating them will be void.

4.11	The Company will not cut, destroy or remove timber or trees standing on the Land except in compliance with an agreement issued under the Forest Act, and in compliance with that Act and the Forest Practices Code of British Columbia Act, and then only to the extent necessary to develop the Land in compliance with this Agreement.

ARTICLE V	REPORTS AND SITE PROFILE

5.01	The Company will prepare and deliver not later than May 30th in each year to each of the Province and the City of Rossland a status report describing on-mountain Recreation Improvement development projects undertaken by the Company in the 12 months preceding the report and Recreation Improvements planned for development in the 12 months following the report.

ARTICLE VI	COVENANTS OF THE COMPANY

6.01	The Company will

(a)	observe, abide by and comply with all laws, bylaws, orders, directions, ordinances and regulations of any competent governmental authority in any way affecting the Recreation Improvements, the use and occupation of the land on which they are situate, the undertaking of the Company or the manner in which it carries on its business and it will indemnify and save the Province harmless from all loss, damage, cost or expense suffered by the Province by reason the failure of the Company to do so;

(b)	take out or cause to be taken out and keep or cause to be kept in force at all times, a commercial comprehensive general liability insurance policy in an amount not less than $5,000,000 (or in such other amount customarily carried by prudent operators of similar ski areas in Canada) inclusive per occurrence insuring against bodily injury, personal injury and property damage and including liability assumed under contract and a cross liability provision and naming Province as an additional insured and providing for a reasonable deductible amount having due regard to the net worth from time to time of the Company;

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(c)	cause each policy of insurance required to be maintained by it

(i)	to name the Province as an additional insured under the policy,

(ii)	to prohibit the insurer from exercising any rights of subrogation against the Province,

(iii)	to afford protection to the Province in respect of cross-liability between the Province and the Company and to provide that the coverage under the policy will not be cancelled, or any provisions of it changed or deleted, unless 30 days prior written notice is given to the Province by the insurer; and

(iv)	to be primary and not require the sharing of any loss by any insurer of the Province;

(d)	provide to the Province, from time to time upon request, proof that all premiums under the policies required to be maintained by the Company have been paid and that they are in full force and effect and contain the terms required by this Article;

(e)	pay when due all taxes, rates, assessments, levies or other dues now or hereafter charged or levied against the land comprised in the Interim Tenures and the Tenures and all Recreation Improvements constructed or installed on that land;

(f)	pay interest to the Province on Fees in arrears at the rate of interest prescribed from time to time under the Land Act in respect of money payable to the Province under that Act; and

(g)	indemnify and save the Province harmless against all losses, damages, costs and liabilities, including fees of solicitors and other professional advisors, arising out of

(i)	any breach, violation or non-performance of any covenant, term or condition contained in this Agreement, an Interim Tenure or a Tenure,

(ii)	any personal injury, death or property damage occurring in the Controlled Recreation Area, or

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(iii)	the activities carried out by the Company in the Controlled Recreation Area including any matter or thing permitted or omitted by the Company, its servants, agents, contractors or subcontractors or any other persons for whom it is responsible at law, whether negligent or otherwise, and the amount of those losses, damages, costs and liabilities will be paid to the Province immediately upon demand.

ARTICLE VII	FEES

7.01	In consideration of the rights granted under this Agreement and as rental for the Interim Tenures and the Tenures, the Company will pay to the Province

(a)	application and processing fees as provided in the Land Act or regulations under that Act in effect from time to time for the Interim Tenures and the Tenures and issuing them;

(b)	a fee in an amount equal to 1% (the “Base Percentage”) (or such other percentage as may be determined under Articles 7.02 and 7.03) of the Gross Revenue of the Company during its last completed Financial Year, payable on May 30, 2003 and on each anniversary of that date during the term of this Agreement; and

(c)	on January 1st 2003 and thereafter on each anniversary of that date during the term of this Agreement a payment, to be held as a credit towards the amount payable by the Company under Article 7.01(b) in respect of its then present Financial Year, equal to 50 per cent of the amount payable the by the Company in its then immediately preceding Financial Year.

7.02	The Base Percentage referred to in Article 7.01(b) will be increased from time to time by the “Additional Percentage Amount” (such increased amount herein referred to as the “Aggregate Percentage”) set out in the table below, commencing in the Financial Year in which the corresponding “Terrain Area” first becomes available for lift serviced skiing·

			Additional Percentage
Phase	Terrain Area	Added Runs	Amount
1(a)	White Wolf	7	+0.1% of Gross Revenue
1(b)	Grey Mountain	20	+0.3% of Gross Revenue
4	Powderfield	13	+0.2% of Gross Revenue
5	Topping Creek	12	+0.2% of Gross Revenue
6	Mt Kirkup	13	+0.2% of Gross Revenue

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7.03	The Aggregate Percentage determined in Article 7.02 will be reviewed by the Province on the 1oth anniversary of the reference date of this Agreement and on each 5th anniversary thereafter, and the Province may, at each review, increase that Aggregate Percentage for the purposes of Article 7.01(b) by an amount that does not exceed the lesser of:

(a)	50 percent of that Aggregate Percentage, and

(b)	the highest aggregate percentage which may be applied by the Province under the Commercial Alpine Skiing Policy in substantially the same commercial circumstances as those to which Article VII applies.

7.04	Not later than May 30th in each year, the Company will deliver to the Province a detailed statement of Gross Revenue for the immediately preceding Financial Year together with the payment required by Article 7.01(b) less that amount of such payment paid in advance under Article 7.01(c).

7.05	Upon reasonable notice and at reasonable times, the Province may inspect and take copies of and cause an audit to be undertaken by an independent auditor of the books and records of the Company as they pertain to Gross Revenue.

7.06	In the event that an audit taken under Article 7.05 in accordance with generally accepted auditing standards discloses that the Company has materially understated its Gross Revenue for a Financial Year, the Company will immediately pay to the Province the cost of that audit together with all outstanding Fees, otherwise the Company will not be liable for the cost of the audit.

7.08	The Company will remit to the Province all goods and services tax payable under the Excise Tax Act (Canada) upon the amounts required to be paid by it under this Article.

ARTICLE VIII	EVENTS OF DEFAULT

8.01	The Province may exercise its remedies under Article 8.02 on the happening of any one or more of the following events:

(a)	if the Company fails to pay Fees when due and the default continues for a period of 30 days after written notice has been given by the Province to the Company specifying the default and requiring the same to be remedied;

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(b)	if the Company fails to observe or perform or keep any of its covenants or obligations under this Agreement, other than its covenant to pay Fees, or any Interim Tenure or Tenure granted under this Agreement and the default continues for a period of 60 days after written notice has been given by the Province to the Company specifying the default and requiring the same to be remedied, or if the nature of the default reasonably requires more than 60 days to be remedied and the Company commences remedying the default within the 60 day period but fails to complete with diligence and continuity the remedying of the default;

(c)	if any order is made, a resolution passed or a petition is filed for the liquidation or winding up of the Company;

(d)	if the Company becomes insolvent or makes an assignment for the general benefit of its creditors, commits an act which would entitle a person to take action pursuant to the Bankruptcy and Insolvency Act (Canada) or if a bankruptcy petition is filed or presented against the Company or the Company consents to the filing of the petition or a decree is entered by a court of competent jurisdiction adjudging the Company bankrupt under any law relating to bankruptcy or insolvency;

(e)	if any execution, sequestration, extent or other process of any court becomes enforceable against the Company or if a distress or analogous process is levied on its interest or property or the Company fails to defend such process in good faith while having posed adequate security to pay the full amount claimed in the event the claim is valid and such act would, in the reasonable opinion of the Province, materially affect the covenants of the Company and the interest of the Province under this Agreement;

(f)	if the Company ceases to carry on its business or to operate the Recreation Improvements in accordance with this Agreement;

(g)	if any action is taken to enforce any charge or encumbrance granted, created or issued by the Company that affects its Interest, including the appointment of a receiver or receiver-manager;

(h)	if the Company does any act or thing or omits to do any act or thing that constitutes a default under any indenture, mortgage, deed of trust, bill of sale or other security instrument to which it is party or is bound;

(i)	if a representation of the Company under Article 3.01 is or is proven to be materially untrue;

(j)	If without the consent of the Province a change occurs in the Voting Control of the Company which consent will not be unreasonably withheld;

(k)	if, without the consent of the Province which consent will not be unreasonably withheld, the Company directly or indirectly enters into a partnership or co-ownership agreement whereby the other party to that agreement acquires an interest in a Recreation Improvement or if the Company sells an interest in a Recreation Improvement to any person, firm or corporation; and

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(I)	if, without the consent of the Province which consent will not be unreasonably withheld, the Company enters into any Recreation Improvement Lease.

8.02	On the happening of an Event of Default or at any time thereafter, the Province may do any one or more of the following:

(a)	pursue any remedy available to it at law or in equity, it being acknowledged by the Company that specific performance, injunctive relief, mandatory or otherwise, or other equitable relief may be the only adequate remedy to cure an Event of Default;

(b)	take any action in its own name or in the name of the Company that may reasonably be required to cure the Event of Default in which case all payment, costs and expenses incurred by the Province will be payable by the Company to the Province on demand;

(c)	suspend the rights of the Company under this Agreement to acquire any further Interim Tenures or Tenures;

(d)	terminate this Agreement and any or all Interim Tenures or Tenures granted under this Agreement;

(e)	waive the Event of Default provided, however, that any waiver of an Event of Default will not operate as a waiver of any subsequent or continuing Event of Default.

ARTICLE IX	DISPOSITION OF RECREATION IMPROVEMENTS

9.01	All Recreation Improvements constructed on Interim Tenures and Tenures, except for Moveable Recreation Improvements, are and will remain vested absolutely in the Province.

9.02	The Company will not, without the prior written consent of the Province, which consent will not be unreasonably withheld, remove any Moveable Recreation Improvement during the term of this Agreement except for the purpose of repair or replacement of it in accordance with the Company’s normal maintenance program.

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9.03	On the expiration or earlier termination of this Agreement, all Recreation Improvements will vest in and become the property of the Province absolutely as fixtures, except those of which the Province elects not to retain ownership which election must be made in writing to the Company and if that election is made the Company may, within two years of the date of the expiration or earlier termination of this Agreement, remove the Recreation Improvement described in the notice.

9.04	Where the Company removes a Recreation Improvement described in a notice given under Article 9.03, it will leave the surface of the land in a safe, clean and tidy condition satisfactory to the Regional Manager.

ARTICLE X	SECURITY BOND

10.01	Not later than 90 days after the date of execution of this Agreement, the Company will deliver to the Province a Security Bond in the sum of $12,500.

10.02	The amount of the Security Bond referred to in Article 10.01 may be reviewed by the Province on the 5th anniversary of the reference date of this Agreement and on each 5th anniversary thereafter (each a “Review Date”), and the Province may, as of each Review Date require that the Company deliver a further Security Bond such that the total amount secured by the Security Bond is not less than an amount equal to 50% of the average of all annual fees paid or payable under Article VII up to that particular Review Date.

10.03	Upon the occurrence of an Event of Default, the Province may, in its sole discretion, sell, call in and convert the Security Bond and any such sums may be applied by the Province, but only to the extent necessary to cure or remedy the Event of Default.

10.04	Without limiting the generality of the discretion referred to in Article 10.03, the Province may use any Security Bond delivered by the Company under this Article for the payment of all costs and expenses incurred by the Province to cure or compel the company to cure any Event of Default that relates to the construction of Recreation Improvement or Access Routes or to remedy any damage to the environment caused by the construction or by that construction or the activities of the Company, its servants, agents, contractors or subcontractors or any other person for whom it is responsible at law.

10.05	Where the Province draws down money under the Security Bond under Article 10.03, the Company will, within 30 days of that event, either replenish the Security Bond to the amount required by Articles 10.01 and 10.02 and deliver evidence to the Province of such replenishment or deliver another Security Bond to the Province in an amount equal to the amount drawn down by the Province under Article 10.03.

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ARTICLE XI	TRANSFERS AND ENCUMBRANCES

11.01	The Company will not sell, assign, transfer or otherwise dispose of its Interest, in whole or in part, without the prior written consent of the Province, such consent to be not unreasonably withheld.

11.02	The Province will not unreasonably refuse to consent to a sale, assignment, transfer or disposition under Article 11.01 so long as the purchaser, assignee, transferee, or holder of the Company’s Interest, in the opinion of the Province reasonably arrived at, has the financial capacity and proven management ability and business experience to operate and maintain the Recreation Improvements in accordance with accepted industry standards for similar developments in British Columbia and this Agreement and the purchaser, assignee, transferee or holder of the Company’s interest enters into an assumption agreement with the Province in accordance with Article 11.03.

11.03	Following the consent by the Province to a sale, assignment, transfer or disposition under Article 11.01 and the purchaser, assignee, transferee or holder of the Company’s Interest, as the case may be, executing an assumption agreement, in a form satisfactory to the Province, by which they agree to be bound by all the terms, covenants, obligations and agreements contained in this Agreement, the Company will be released by the Province from same and any Security Bond will be returned to it and any policy of insurance may be cancelled by it on replacement Security Bond and policies of insurance being provided by the purchaser, assignee, transferee or holder of the Company’s interest.

11.04	The Company will not mortgage, pledge, charge or otherwise encumber its Interest without the prior written consent of the Province, which consent the Province will not unreasonably refuse to give so long as the party to whom the Interest, or any part of it, is mortgaged, pledged, charged or otherwise encumbered, will be bound by the terms and conditions of this Agreement and the Interim Tenures and Tenures and, in exercising its remedies, will have no greater rights than the Company.

ARTICLE XII	MISCELLANEOUS

12.01	the Company and the Province will perform such further acts and execute all documents that may be required from time to time to give effect to the intent of this Agreement.

18

12.02	If any term, covenant or condition of this Agreement or the application of it to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Agreement or the application of that term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected and each term, covenant or condition of this Agreement will be valid and enforced to the fullest extent permitted by law.

12.03	Nothing in this Agreement constitutes the Company the agent, joint venturer or partner of the Province or gives the Company any authority or power to bind the Province in any way.

12.04	If, due to a strike, lockout, labour dispute, act of God, inability to obtain labour or materials, laws, ordinances, rules, regulations or orders of governmental authorities, enemy or hostile action, civil commotion, fire or other casualty or any condition or cause beyond the reasonable control of the Company, the Company is delayed in performing any of its obligations under this Agreement, then the time for completion or performance of that obligation will be extended by a period of time equal to the period of time of the delay so long as

(a)	the Company gives written notice to the Province within 30 days after the commencement of the delay setting forth the nature of it and an estimated time frame for the performance of its obligation; and

(b)	the Company diligently attempts to remove the delay.

12.05	For the purpose of Article 12.04, the inability of the Company to obtain financing or the funds necessary for the construction of a Recreation Improvement is not a cause beyond the reasonable control of the Company.

12.06	Nothing in this Agreement constitutes an obligation, express or implied, of the Province to use public funds for the construction or maintenance of any part of the Recreation Improvements.

12.07	Any notice required to be given by either party to the other will be deemed to be given if mailed by prepaid registered mail in Canada or delivered to the address of the other as follows:

to the Province

Land and Water British Columbia Inc.

Southern Interior and Kootenay Service Centre

Cranbrook, B.C. V1C 7G5

to the Company

Red Mountain Resorts Inc.

P.O. Box 670,

Rossland, B.C. V0G 1Y0

19

or at such other address as the other may from time to time direct in writing, and any such notice will be deemed to have been received if delivered, on the day of delivery, and if mailed, 7 days after the time of mailing except in the case of mail interruption in which case actual receipt is required.

12.08	In order to expedite the delivery of any notice required to be given by either party to the other, a concurrent facsimile copy of any notice will, where such equipment and information is available and known to the party to facilitate the transmittal, be provided but nothing within this Article and specifically the lack of delivery of a facsimile copy of any notice will abrogate from the deemed delivery as provided in Article 12.07.

12.09	The Province reserves the right to grant other dispositions of the land comprising the Controlled Recreation Area, or any part of it, with the prior consent of the Company, which consent will not be unreasonably withheld, by way of easement, right of way or statutory right of way to a Crown corporation or agency, a municipality or regional district or a public utility company and, upon such consent being given, the Company will forthwith execute and deliver to the Province such instrument as may be required to subordinate the Company’s rights and interests in the Controlled Recreation Area granted by this Agreement.

12.10	For the purpose of Article 12.09, the Company will be deemed to have withheld its consent reasonably if a grant to be made under that Article would materially affect the exercise by the Company of any of its rights under this Agreement.

12.11	The Company acknowledges and agrees that it will make no claim for compensation in any form, in respect of a grant made under Article 12.09 where that grant does not materially affect the exercise by the Company of any of its rights under this Agreement.

12.12	To the extent necessary, the terms, covenants and obligations contained in this Agreement will survive the expiration or earlier termination of this Agreement.

ARTICLE XIII	INTERPRETATION

13.01	In this Agreement, unless the context otherwise requires, the singular includes the plural and the masculine includes the feminine gender and a corporation.

13.02	The headings of Articles are inserted for convenience of reference only and are not to be construed as forming part of this Agreement.

13.03	This Agreement will be interpreted according to the laws of the Province of British Columbia.

20

13.04	Where there is a reference to an enactment of the Province of British Columbia in this Agreement, that reference includes a reference to any subsequent enactment of the Province of British Columbia of like effect, and, unless the context otherwise requires, all statutes referred to in this Agreement are enactments of the Province of British Columbia.

13.05	If any Article of this Agreement or any part of a Article is found to be illegal or unenforceable, that part or Article, as the case may be, will be considered separate and severable and the remaining parts or sections, as the case may be, will not be affected and they will be enforceable to the fullest extent permitted by law.

13.06	This Agreement constitutes the entire agreement between the Province and the Company and may not be modified except as provided in this Agreement or by subsequent agreement in writing.

13.07	The terms and conditions of this Agreement will extend to, be binding upon and enure to the benefit of the parties, their successors and permitted assigns.

ARTICLE XIV	CONTROLLED RECREATION AREA

14.01	Subject to this Agreement, the Prior Rights, the Forest Act, the Forest Practices Code of British Columbia Act and the Land Act, the Province, in order to provide for the safe and orderly use of the Controlled Recreation Area by all persons, grants to the Company the exclusive right to control the Controlled Recreation Area at all times for the sole purpose of ensuring its safe and orderly use by all persons including the right, privilege and authority to

(a)	establish and delineate a ski area boundary within the Controlled Recreation Area and to designate that boundary by notices, posted signs, fences or otherwise;

(b)	control, regulate, prohibit and direct the movement and activities of skiers and all other persons within the Controlled Recreation Area, except the servants, agents and other authorized representatives of the Province, upon such terms and conditions as the Company may reasonably determine in its discretion;

(c)	regulate and prohibit the access and entry of all persons to the Controlled Recreation Area upon such terms and conditions as the Company may reasonably determine in its discretion;

(d)	evict persons from the Controlled Recreation Area;

21

(e)	regulate and prohibit the use and movement of vehicles of any nature whatsoever within the Controlled Recreation Area and at all times and upon such terms and conditions as the Company may reasonably determine in its discretion; and

(f)	regulate the landing of aircraft within the Controlled Recreation Area upon such terms and conditions as the Company may determine in its discretion.

14.02	The Company will use reasonable efforts to ensure that skiers and other persons permitted to use the Controlled Recreation Area do not

(a)	enter into areas within the Controlled Recreation Area that are, in the Company’s opinion, unsafe due to existing or potential hazards; or

(b)	carry on activities within the Controlled Recreation Area that are prohibited under the Forest Act, the Forest Practices Code of British Columbia Act or the Land Act;

provided, however, that this Article will not impose upon the Company any obligation to make safe any area or areas within the Controlled Recreation Area or to remove any existing hazards within that area or areas, except to the extent that it is required to do so under the Occupiers’ Liability Act.

14.03	The Company’s duty of care to persons entering the Controlled Recreation Area and its liability arising from its use, occupation and control of the Controlled Recreation Area will not exceed that of an occupier under the Occupiers’ Liability Act.

14.04	Notwithstanding Article 14.01, the Company will not unreasonably refuse to issue a pass or other form of permission (subject to such terms and conditions as the Company may impose) to allow a person to pass freely and without charge through the Controlled Recreation Area for the purpose of a recreational activity (including, without limitation the right of any backcountry skier to pass through the Controlled Recreation Area to access the Plewman Basin) where that person will not make use of the Recreation Improvements constructed by or for the Company provided, however, that the Company may place reasonable restrictions on the activities of that person that are consistent with the use and management of a four season resort area and may designate corridors through the Controlled Recreation Area on which that person may pass.

22

ARTICLE XV	ARBITRATION

15.01	In the event any dispute arises between the parties concerning any matter under this Agreement or the Interim Tenures or the Tenures, except for a matter within the discretion of the Province, such dispute will be referred to and finally resolved by a single arbitrator agreed to by the parties in an arbitration administered by the British Columbia International Commercial Arbitration Centre pursuant to its rule of procedure for domestic commercial arbitration. The cost of the arbitration will be borne equally by the parties. The arbitration will be conducted at the offices of the Ministry of Sustainable Resource Management (or any successor ministry) in Cranbrook, British Columbia, and if there is no office of that ministry (or any successor ministry) in Cranbrook, then the offices of Land and Water British Columbia Inc. (or any successor corporation or ministry) that is closest to Rossland. The arbitration will be governed by the laws of the Province of British Columbia.

ARTICLE XVI	DISCLOSURE

16.01	Subject to the Freedom of Information and Protection of Privacy Act, the Province will not disclose any financial information provided to it in connection with this agreement or any statement of Gross Revenue to any person without the prior written consent of the Company.

23

ARTICLE XVI	TERM

17.01	The term of this Agreement commences on “August 14, 2002” and terminates on November 30, 2051 unless earlier terminated under Article VII.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

24

SCHEDULE “A”

CONTROLLED RECREATION AREA

SCHEDULE “B”

PRIVATE LAND

	TITLE NO.	LEGAL DESCRIPTION

1.	XD35178	Parcel Identifier: 014-646-595 District Lot 690 Kootenay District

2.	XC12529	Parcel Identifier: 014-031-892 Sublot 19 Township 28 Kootenay District Plan X60

3.	XF5102	Parcel Identifier: 011-958-057 Parcel A (see 212981) Sublot 24 Township 28 Kootenay District Plan X60 Except (1) Part lying west of a line parallel to and 10 chains distant from the westerly boundary (2) Parts included in Plans 5102 and NEP19698 (3) Part included in Plan R299

4.	XC12528	Parcel Identifier: 014-031-914
Parcel A (See 725541) Sublot 27 Township 28
Kootenay District Plan X60

5.	XC12525

Parcel Identifier: 012-040-134

Parcel A (see 212981) Sublot 28 Township 28

Kootenay District Plan X60 Except (1) Part lying south

of a line parallel to and 5 chains distant from the

southerly boundary and west of a line parallel to and

20 chains distant from the easterly boundary and (2)

Parts included in Plans 5201, 5552 and 6874

6.	XD21313	Parcel Identifier: 016-168-852
Lot 1 Township 28 Kootenay District Plan 18912

7.	XC26480	Parcel Identifier: 014-646-510 District Lot 921 Kootenay District

8.	XC26481	Parcel Identifier: 014-646-561 District Lot 924 Kootenay District

9.	KM71722	Parcel Identifier: 006-976-824
Lot 1 District Lots 967, 1045, 1057 and 1347 Township 28 Kootenay District Plan 14633 except Plan NEP62387

10.	XC12527	Parcel Identifier: 014-031-876 District Lot 1295 Kootenay District

11.	XE1890	Parcel Identifier: 017-025-567 That part of District Lot 8495 Kootenay District Shown on Plan RW 457

12.	XE1891	Parcel Identifier: 017-025-664 That part of the area west of District Lot 8495 Kootenay District shown on Plan RW 457

SCHEDULE “C”

FORM OF LEASE

LEASE

(Recreation Improvement other than a Lift, Snowmaking Equipment or Ski Trail)

THIS LEASE dated for reference ____________________________,

BETWEEN

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Sustainable Resource Management, Parliament Buildings, Victoria, British Columbia V8V 1X4

(the “Lessor”)

AND:

[COMPANY], a company incorporated under the Company Act (Incorporation No. __________), ____________, British Columbia ___________

(the “Lessee”)

WHEREAS

A.	The Lessor and the Lessee are parties to an agreement (the “Operating Agreement”) dated ________________ for the operation of the Controlled Recreation Area;

B.	In accordance with the Operating Agreement, the Lessor has agreed to lease various parcels of land in the Controlled Recreation Area to the Lessee on the terms and conditions contained in this Lease.

NOW THEREFORE in consideration of the rents reserved and the covenants and agreements set forth in this Lease, the parties agree as follows:

ARTICLE I	GRANT OF LEASE

1.01	The Lessor demises and leases to the Lessee those parcels of land described as follows:

which parcels are shown outlined in bold in the Legal Description Schedule (the “Land”).

1.02	This Lease, and the estate granted by it, are subject to the terms and conditions of the Operating Agreement and

(a)	if there is any inconsistency between a provision of this Lease and a provision of the Operating Agreement, the provision of the Operating Agreement will prevail; and

(b)	defined terms in this Lease have the meaning accorded to them in the Operating Agreement.

ARTICLE II	TERM

2.01	To have and to hold the Land unto the Lessee for the term of years beginning on the reference date of this Lease and ending on the expiration or earlier termination of the Operating Agreement.

ARTICLE Ill	RENT

3.01	Yielding and paying therefor the rent provided in Article VI of the Operating Agreement.

ARTICLE IV	LESSEE’S COVENANTS

4.01	In addition to the Lessee’s covenants contained in the Operating Agreement, the Lessee covenants with the Lessor

(a)	to pay all rent and Fees at the times and in the manner specified in the Operating Agreement;

(b)	to observe, comply with and perform all of the terms and conditions of the Operating Agreement;

(c)	to use the Land solely for the purpose of constructing, operating and maintaining the Recreation Improvement described or shown in Schedule “A”;

(d)	to pay and discharge when due all charges for electricity, gas and other utilities supplied to the Land;

(e)	to keep the Land and the Recreation Improvement situate on it in a safe, clean and sanitary condition and in repair and to repair according to notice;

(f)	on the expiration or earlier termination of the term of this Lease, to peaceably quit, surrender, yield up and deliver the Land and the Recreation Improvement situate on it to the Lessor in a safe, clean and sanitary condition and in repair (reasonable wear and tear excepted) and all right, interest and estate of the Lessee in the Land and the Recreation Improvement situate on it will cease and vest in the Lessor;

C-2

(g)	to permit the Lessor, its servants and agents at all times to enter on and inspect the Land and the Recreation Improvement situate on it; and

(h)	not to cut, destroy or remove timber or trees standing on the Land except in compliance with an agreement issued under the Forest Act, and in compliance with that Act and the Forest Practices Code of British Columbia Act, and then only to the extent necessary to develop the Land in compliance with the Operating Agreement.

ARTICLE V	ASSIGNMENT

5.01	The Lessee may not assign, sublet or transfer this Lease without the prior written consent of the Lessor in accordance with Article X of the Operating Agreement.

5.02	Any assignment of this Lease by operation of any law of bankruptcy or insolvency or any assignment of this Lease for the benefit of the Lessee’s creditors will, of itself, be a forfeiture of this Lease and the estate herein granted, but no forfeiture will be deemed to affect any rights or damages that may have accrued to the Lessor against the Lessee by reason of any breach of the Lessee’s covenants or obligations contained in this Lease.

ARTICLE VI	MISCELLANEOUS

6.01	The Lessor is under no obligation to provide access to the Land or to maintain or improve any existing or future access roads.

6.02	Any interference with the rights of the Lessee under this Lease by virtue or the operation of the Mineral Tenure Act, Petroleum and Natural Gas Act, Coal Act, Forest Act or Water Act or any certificate, lease, permit or licence issued under any of those Acts will not constitute a breach of the Lessor’s implied covenant of quiet enjoyment.

6.03	This Lease and the estate herein granted is subject to

(a)	all subsisting grants to, or rights of, any person made or acquired under the Mineral Tenure Act, Petroleum and Natural Gas Act, Coal Act, Forest Act or Water Act whether or not the Lessee has actual notice of them; and

(b)	the exceptions and reservations of rights, interests, privileges and titles referred to in section 50 of the Land Act.

6.04	The terms and provisions of this Lease will extend to, be binding upon and enure to the benefit of the parties, their successors and permitted assigns.

ARTICLE VII	INTERPRETATION

7.01	In this Lease, unless the context otherwise requires, the singular includes the plural and the masculine includes the feminine gender and a corporation.

C-3

7.02	The headings of Articles are for convenience of reference only and are not to be construed as defining or in any way limiting the scope or intent of the provisions of this Lease.

7.03	This Lease will be interpreted according to the laws of the Province of British Columbia.

7.04	Where there is a reference to an enactment of the Province of British Columbia in this Lease, that reference includes a reference to any subsequent enactment of the Province of British Columbia of like effect and, unless the context otherwise requires, all statutes referred to in this Lease are enactments of the Province of British Columbia.

7.05	If any section of this Lease or any part of a section is found to be illegal or unenforceable, that part or section, as the case may be, will be considered separate and severable and the remaining parts or sections, as the case may be, will not be affected and they will be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF the parties have executed this Lease as of the day and year first above written.

SIGNED on behalf of HER MAJESTY	)
THE QUEEN IN RIGHT OF THE	)
PROVINCE OF BRITISH COLUMBIA	)
by LAND AND WATER BRITISH	)
COLUMBIA INC., a duly	)
authorized representative of the	)
Minister of Sustainable Resource	)
Management in the presence of	)
)
)
(Signature))
)
)
(Address))		Land and Water British Columbia Inc.,
	)	by its Authorized Signatory
)
(Occupation))

The Common Seal of [COMPANY]	)
was affixed in the presence of	)
)
)
Authorized Signatory	)	c/s
)
)
Authorized Signatory	)
)
)

C-4

LEGAL DESCRIPTION SCHEDULE

SCHEDULE “A”

DESCRIPTION OF RECREATION IMPROVEMENT

SCHEDULE “D”

FORM OF RIGHT OF WAY

RIGHT OF WAY

(Lift or Snowmaking Equipment)

THIS AGREEMENT dated for reference the ___ day of ________________,

BETWEEN

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Sustainable Resource Management, Parliament Buildings, Victoria, British Columbia V8V 1X4

(the “Grantor”)

AND:

[COMPANY], a company incorporated under the Company Act (Incorporation No. _____________), ________________________, British Columbia ___________

(the “Grantee”)

WHEREAS:

A.	The Grantor and the Grantee are parties to an agreement (the “Operating Agreement”), dated ___________________ for the operation of the Controlled Recreation Area;

B.	In accordance with the Operating Agreement, the Grantor has agreed to grant to the Grantee a right of way over those parcels of land described as follows:

which parcels are outlined in bold in the Legal Description Schedule (the “Land”} on the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the premises and of the Fees to be paid by the Grantee to the Grantor, the parties agree as follows.

ARTICLE I	GRANT OF RIGHT OF WAY

1.01	The Grantor grants to the Grantee the full, free and uninterrupted right and privilege, for itself, its servants, agents, contractors, licensees and invitees to enter, pass and repass over the Land for the purpose of constructing, operating, maintaining and using the Lift or Snowmaking Equipment described or shown in Schedule “A”.

1.02	The right of way granted is subject to the terms and conditions of the Operating Agreement and

(a)	if there is any inconsistency between a prov1s1on of this Agreement and a provision of the Operating Agreement, the Operating Agreement will prevail; and

(b)	defined terms in this Agreement have the meaning accorded to them in the Operating Agreement.

ARTICLE II	DURATION

2.01	The duration of the right of way granted will be for the term of years beginning on the reference date of this Agreement and ending on the date of the expiration or earlier termination of the Operating Agreement.

ARTICLE Ill	FEES

3.01	The Grantee will pay the Fees to the Grantor at the times and in the manner specified in Article VI of the Operating Agreement.

ARTICLE IV	GRANTEE’S COVENANTS

4.01	In addition to the Grantee’s covenants contained in the Operating Agreement, the Grantee covenants with the Grantor

(a)	to observe, comply with and perform all of the terms and conditions of the Operating Agreement;

(b)	to use the Land solely for the purpose for which this right of way is granted;

(c)	to pay and discharge when due all charges for electricity, gas and other utilities supplied to the Land;

(d)	to keep the Land and the Recreation Improvement situate on it in a safe, clean and sanitary condition and in repair and to repair according to notice;

(e)	on the expiration or earlier termination of the term of this Agreement, to peaceably quit, surrender, yield up and deliver the Land and the Recreation Improvement situate on it to the Grantor in a safe, clean and sanitary condition and in repair (reasonable wear and tear excepted) and all right, interest and estate of the Grantee in the Land and the Recreation Improvement situate on it will cease and vest in the Grantor;

(f)	to permit the Grantor, its servants and agents at all times to enter on and inspect the Land and the Recreation Improvement situate on it; and

D-2

(g)	not to cut, destroy or remove timber or trees standing on the Land except in compliance with an agreement issued under the Forest Act, and in compliance with that Act and the Forest Practices Code of British Columbia Act, and then only to the extent necessary to develop the Land in compliance with the Operating Agreement.

ARTICLE V	ASSIGNMENT

5.01	The Grantee may not assign this Agreement or the rights granted by it without the prior written consent of the Grantor in accordance with Article X of the Operating Agreement.

5.02	Any assignment of this Agreement or the rights granted by it by operation of any law or bankruptcy or insolvency or any assignment of this Agreement for the benefit of the Grantee’s creditors will, of itself, be a forfeiture of the rights granted by this Agreement, but no forfeiture will be deemed to affect any rights or damages that may have accrued to the Grantor against the Grantee by reason of any breach of the Grantee’s covenants or obligations contained in this Agreement.

ARTICLE VI	MISCELLANEOUS

6.01	This Agreement does not confer any right in the Grantee to interfere with the rights of any person under or by virtue of the operation of the Mineral Tenure Act, Petroleum and Natural Gas Act, Coal Act, Forest Act or Water Act or any certificate, lease, permit or licence issued under any of those Acts.

6.02	This Agreement and the rights granted by it are subject to

(a)	all subsisting grants to, or rights of, any person made or acquired under the Mineral Tenure Act, Petroleum and Natural Gas Act, Coal Act, Forest Act or Water Act whether or not the Grantee has actual notice of them; and

(c)	the exceptions and reservations of rights, interests, privileges and titles referred to in section 50 of the Land Act.

6.03	The terms and provisions of this Agreement will extend to, be binding upon and enure to the benefit of the parties, their successors and permitted assigns.

6.04	The Grantor is under no obligation to provide access to the Land or to maintain or improve any existing or future access roads.

ARTICLE VII	INTERPRETATION

7.01	In this Agreement, unless the context otherwise requires the singular includes the plural and the masculine includes the feminine gender and a corporation.

D-3

7.02	The captions of Articles are for convenience of reference only and are not to be construed as defining or in any way limiting the scope or intent of the provisions of this Agreement.

7.03	This Agreement will be interpreted according to the laws of the Province of British Columbia.

7.04	Where there is a reference to an enactment of the Province of British Columbia in this Agreement, that reference includes a reference to any subsequent enactment of the Province of British Columbia of like effect, and, unless the context otherwise requires, all statutes referred to in this Agreement are enactments of the Province of British Columbia.

7.05	If any section of this Agreement or any part of a section is found to be illegal or unenforceable, that part or section, as the case may be, will be considered separate and severable and the remaining parts or sections, as the case may be, will not be affected and they will be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF the parties have set their hands and seals as of the day and year first above written.

SIGNED on behalf of HER MAJESTY	)
THE QUEEN IN RIGHT OF THE	)
PROVINCE OF BRITISH COLUMBIA	)
by LAND AND WATER BRITISH	)
COLUMBIA INC., a duly	)
authorized representative of the	)
Minister of Sustainable Resource	)
Management in the presence of	)
)
)
(Signature))
)
)
(Address))		Land and Water British Columbia Inc.,
	)	by its Authorized Signatory
)
(Occupation))

The Common Seal of RED MOUNTAIN	)
RESORTS INC. was affixed in the	)
presence of	)
)
)
Authorized Signatory	)	c/s
)

)
Authorized Signatory	)
)
)

D-4

LEGAL DESCRIPTION SCHEDULE

SCHEDULE “A”

DESCRIPTION OF LIFT OR SNOWMAKING EQUIPMENT

SCHEDULE “E”

FORM OF LICENCE

LICENSE

(Ski Trail or Access Route)

THIS AGREEMENT dated for reference the _____ day of _____________

BETWEEN

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Sustainable Resource Management, Parliament Buildings, Victoria, British Columbia V8V 1X4

(the “Owner”)

AND:

[COMPANY], a company incorporated under the Company Act (Incorporation No.          ),____________, British Columbia ______________

(the “Licensee”)

WHEREAS

A.	The Owner and the Licensee are parties to an agreement (the “Operating Agreement”) dated ___________________ for the operation of the Controlled Recreation Area;

B.	In accordance with the Operating Agreement the Owner has agreed to grant to the Licensee a licence over those parcels of land described as follows:

which parcels are shown outlined in bold in the Legal Description Schedule (the “Land”) on the terms and conditions set forth in this Licence.

NOW THEREFORE, in consideration of the premises and the Fees to be paid by the Licensee to the Owner, the parties agree as follows.

ARTICLE I	GRANT OF LICENCE

1.01	The Owner grants to the Licensee a licence to enter on the Land for the purpose of constructing, operating and maintaining the Ski Trails or Access Routes described or shown in Schedule “A”.

1.02	This Licence, and the rights granted by it, are subject to the terms and conditions of the Operating Agreement and

(a)	if there is any inconsistency between a provision of this Licence and a provision of the Operating Agreement, the Operating Agreement will prevail; and

(b)	defined terms in this Licence have the meaning accorded to them in the Operating Agreement.

ARTICLE II	DURATION

2.01	The duration of this Licence and the rights granted by it will be for the term of years beginning on the reference date of this Licence and ending on the date of the expiration or earlier termination of the Operating Agreement.

ARTICLE Ill	LICENCE FEES

3.01	The Licensee will pay the Fees to the Owner at the times and in the manner specified in Article VI of the Operating Agreement.

ARTICLE IV	LICENSEE’S COVENANTS

4.01	In addition to the Licensee’s covenants contained in the Operating Agreement, the Licensee covenants with the Owner

(a)	to observe, comply with and perform all of the terms and conditions of the Operating Agreement;

(b)	to use the Land solely for the purpose for which this Licence is granted;

(c)	to pay and discharge when due all charges for electricity, gas and other utilities supplied to the Land;

(d)	to keep the Land and the Recreation Improvement situate on it in a safe, clean and sanitary condition and in repair and to repair according to notice;

(e)	on the expiration or earlier termination of this Licence, to peaceably quit, surrender, yield up and deliver the Land and the Recreation Improvement situate on it to the Owner in a safe, clean and sanitary condition and in repair (reasonable wear and tear excepted) and all right, interest and estate of the Licensee in the Land and the Recreation Improvement situate on it will cease and vest in the Owner;

(f)	to permit the Owner, its servants and agents at all times to enter on and inspect the Land and the Recreation Improvement situate on it;

E-2

(g)	not to cut, destroy or remove timber or trees standing on the Land except in compliance with an agreement issued under the Forest Act, and in compliance with that Act and the Forest Practices Code of British Columbia Act, and then only to the extent necessary to develop the Land in compliance with the Operating Agreement; and

(h)

ARTICLE V	ASSIGNMENT

5.01	The Licensee may not assign this Licence or, except to the extent necessary to permit its customers to use the Recreation Improvement situate on the Land, sublicence this Licence without the prior written consent of the Owner in accordance with Article X of the Operating Agreement.

5.02	Any assignment of this Licence or the Licence granted by it by operation of any law of bankruptcy or insolvency or any assignment of the Licensee for the benefit of the Licensee’s creditors will, of itself, be a forfeiture of the rights granted by this Licence, but no forfeiture will be deemed to affect any rights or damages that may have accrued to the Owner against the Licensee by reason of any breach of the covenants or obligations contained in this Licence.

ARTICLE VI	MISCELLANEOUS

6.01	This Licence does not confer any right in the Licensee to interfere with the rights of any person under or by virtue of the operation of the Mineral Tenure Act, Petroleum and Natural Gas Act, Coal Act, Forest Act or Water Act or any certificate, lease, permit or licence issued under any of those Acts.

6.02	This Licence and the rights granted by it are subject to

(a)	all subsisting grants to, or rights of, any person made or acquired under the Mineral Tenure Act, Petroleum and Natural Gas Act, Coal Act, Forest Act, or Water Act, whether or not the Licensee has actual notice o them; and

(b)	the exceptions and reservations of rights, interests, privileges and titles referred to in section 50 of the Land Act.

6.03	The terms and provisions of this Licence will extend to, be binding upon and enure to the benefit of the parties, their successors and permitted assigns.

6.04	The Owner is under no obligation to provide access to the Land or to maintain or improve any existing or future access roads.

ARTICLE VII	INTERPRETATION

7.01	In this Licence, unless the context otherwise requires, the singular includes the plural and the masculine includes the feminine gender and a corporation.

E-3

7.02	The captions of Articles are for convenience of reference only and are not to be construed as defining or in any way limiting the scope or intent of the provisions of this Licence.

7.03	This Licence will be interpreted according to the laws of the Province of British Columbia.

7.04	Where there is a reference to an enactment of the Province of British Columbia in this Licence, that reference includes a reference to any subsequent enactment of the Province of British Columbia of like effect, and, unless the context otherwise requires, all statutes referred to in this Licence are enactments of the Province of British Columbia.

7.05	If any section of this Licence or any part of a section is found to be illegal or unenforceable, that part or section, as the case may be, will be considered separate and severable and the remaining parts or sections, as the case may be, will not be affected and they will be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF the parties have executed this Licence on the day and year first above written.

SIGNED on behalf of HER MAJESTY	)
THE QUEEN IN RIGHT OF THE	)
PROVINCE OF BRITISH COLUMBIA	)
by LAND AND WATER BRITISH	)
COLUMBIA INC., a duly	)
authorized representative of the	)
Minister of Sustainable Resource	)
Management in the presence of	)
)
)
(Signature))
)
)
(Address))		Land and Water British Columbia Inc.
	)	by its Authorized Signatory
)
(Occupation))

The Common Seal of RED MOUNTAIN	)
RESORTS INC. was affixed in the	)
presence of	)
)
)
Authorized Signatory	)	c/s
)
)
Authorized Signatory	)
)
	)	c/s

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LEGAL DESCRIPTION SCHEDULE

SCHEDULE “A”

DESCRIPTION OF SKI TRAILS OR ACCESS ROUTES

SCHEDULE “F”

PRIOR RIGHTS

NATURE OF INTEREST	HOLDER

Statutory Right of Way	AT&T

12th Floor, 200 Wellington
Street West, Toronto,
Ontario M5V 3G2

Recreational Residential License	Wakely Williams
410 Forest Drive,
Trail, BC V1R 2H2

Recreational Residential License	Robert Campbell
PO Box 193
Rossland, BC V0G 1Y0

Recreational Residential License	Grant Hall
c/o Ross Macaskill
Site 8 Camp 15 SS1
Fruitvale, BC V0G 1L0

Communication Site License	Shaw Cablesystems Co.
900-630 3’d Avenue SW
Calgary, AB T2P 4L4

Trapline number 409T001 (and all renewals or replacements of it) granted under the Wildlife Act to the current holder and his or her successors and assigns

File: 4403856

November 27, 2012

RMR Acquisition Corp.

Don Thompson

105 465 Ward St

Nelson, BC V1L 187

Dear Don Thompson:

Enclosed is an executed copy of the Modification Agreement to replace the Schedule A, remove and replace Article 1.01 and remove and replace the fee table, in respect to your Operating Agreement.

This document forms an integral part of your Licence agreement and must be attached thereto.

Feel free to contact me if you have any questions. Yours truly,

Barb Duncan
Manager, Project Administration
Telephone: 250-371-3938
Email: barb.duncan@gov.bc.ca

Ministry of Forests, Lands and Natural Resource Operations	Integrated Resource Operations Resort Development Branch Tenure Administration Section	Mailing Address: 510 - 175 2nd Avenue Kamloops, BC V2C 5Wl	Telephone: 250 371-3952 facsimile: 250 371-3942 Website: www.gov.bc.ca/for

Document Type Name: Operating Agreement Document No.: 340392	File No.: 4403856 Disposition No.: 845145

ENDORSEMENT SCHEDULE

1.	Recorded in the name of RMR Acquisition Corp. Incorporation Number BC0696628 pursuant to Certification of Amalgamation dated June 2, 2004.

2.	Amended by way of Modification Agreement dated October 1, 2012 to remove the definition of Article 1.01 “Red Mountain Development Plan”

3.	Amended by way of Modification Agreement dated October 1, 201 2, to remove the rate table in Article VII - FEES 7.02, and replace it with the new rate table.

4.	Amended by way of Modification Agreement dated October 1, 2012, to remove the Schedule A Controlled Recreation Area Map and replace it with the new Schedule A Map.

BRITISH COLUMBIA	MODIFICATION AGREEMENT

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

THIS AGREEMENT is dated for reference October 29, 2012.

BETWEEN:

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, represented by the minister responsible for the Land Act, Parliament Buildings, Victoria, British Columbia

(the “Province”)

AND:

RMR ACQUISITION CORP.

105 465 Ward St

Nelson, BC VlL 1S7

(the “Client”)

WITNESS THAT WHEREAS:

The Province and Red Mountain Resorts Inc. entered into a Operating Agreement dated August 14, 2002 which was subsequently assigned to RMR Acquisition Corp. (herein called the “Tenure”) over those lands more particularly known and described as:

All that unencumbered and unalienated Crown land within District Lots 5816, 8495 and 16986 together with unsurveyed Crown land in the vicinity of Granite Mountain, Kootenay District, containing 1413.48 hectares, more or less

The parties desire to reduce the area in the Tenure.

The parties have agreed to amend the Tenure.

MODIFICATION AGREEMENT	Page 1 of 4

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

NOW THEREFORE in consideration of the premises, and of the covenants and agreements herein contained, the parties hereto mutually covenant and agree as follows:

1	To remove the existing Legal Description Schedule from the Tenure and replace it with the Legal Description Schedule attached hereto as Schedule “A”.

2	To remove the definition of Article 1.01 “Red Mountain Development Plan” and replace the definition with “means the document entitled “Red Mountain Resort Master Plan May 2001 and Grey Mountain Expansion Forestry License Application and Master Plan Addendum, May 2, 2012”.

3	Amend Article VII - FEES 7.02 by removing the current table replace it with the following table:

Phase	Terrain Area	Additional Percentage Amount
1	Grey Mountain	+0.3% of Gross Revenue
2	Topping Creek	+0.2% of Gross Revenue
4	White Wolf	+0.1% of Gross Revenue
6	Mt. Kirkup	+0.2% of Gross Revenue

4	In all other respects the Tenure shall remain in full force and effect and is hereby ratified and confirmed.

5	Time shall continue to be of the essence in this agreement and the Tenure.

6	This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the day and year first above written.

SIGNED on behalf of HER MAJESTY
THE QUEEN IN RIGHT OF THE
PROVINCE OF BRITISH COLUMBIA
by the minister responsible for the Land Act
or the minister’s authorized representative

Minister responsible for the Land Act
or the minister’s authorized representative

MODIFICATION AGREEMENT	Page 2 of 4

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

SIGNED on behalf of RMR ACQUISITION CORP.

by a duly authorized signatory

MODIFICATION AGREEMENT	Page 3 of 4

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

SCHEDULE “A”

All that unencumbered and unalienated Crown land within District Lots 5816, 8495 and 16986 together with unsurveyed Crown land in the vicinity of Granite Mountain, Kootenay District, containing 1413.33 hectacres, more or less.

MODIFICATION AGREEMENT	Page 4 of 4

File: 4403856
Schedule "A"

- File: 4403856 - 1,413.33 ha.
- +/- Right of Ways
- Transportation Corridor
- 20K Mapsheet Tiles

Date: October 3, 2012
File: 4403856
Scale: 1:30,000
Albers Projections, NAD 83
red_4403856_scheduleA_8x11_30k.mxd

0 0.25 0.5 1 Km

MT
KIRKUP
082F011
GREY
MTN
Topping Creek
RED
MOUNTAIN
Little Sheep Creek
GRANITE
MTN
R/W Plan 7088
R/W Plan NEP23035
R/W Plan NEP23037
West Little Sheep Creek
RECORD
RED
MTN
082F001
West Little Sheep Creek
IT
ROBERTS

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

THIS AGREEMENT is dated for reference June 16, 2015.

BETWEEN:

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, represented by the minister responsible for the Land Act, Parliament Buildings, Victoria, British Columbia

(the "Province")

AND:

RMR ACQUISITION CORP.

PO Box 670

Rossland, BC V0G 1Y0

(the "Client")

WITNESS THAT WHEREAS:

The Province and Red Mountain Resorts Inc. entered into a Operating Agreement dated August 14, 2002 as modified on on June 2, 2004 for assignment to RMR Acquisition Corp. and subsequently modified on October 1, 2012 (herein called the "Tenure'') over those lands more particularly known and described as:

All that unencumbered and unalienated Crown land within District Lots 5816, 8495 and 16986 together with unsurveyed Crown land in the vicinity of Granite Mountain, Kootenay District, containing 1413.33 hectares, more or less

The parties desire to include an additional area in the Tenure.

The parties have agreed to amend the Tenure.

MODIFICATION AGREEMENT	Page 1 of 5

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

NOW THEREFORE in consideration of the premises, and of the covenants and agreements herein contained, the parties hereto mutually covenant and agree as follows:

To remove the existing Legal Description Schedule from the Tenure and replace it with the Legal Description Schedule attached hereto as Schedule "A".

2	To remove the wording in Article VII 7.01 (b) and replace it with " A fee in an amount equal to 1% (the "Base Percentage") (or such other percentage as may be determined under Articles 7.02 and 7.03) of the Gross Revenue of the Company during its last completed Financial Year, payable on September 30 and on each anniversary of that date during the term of this agreement; and

3	In all other respects the Tenure shall remain in full force and effect and is hereby ratified and confirmed.

4	Time shall continue to be of the essence in this agreement and the Tenure.

5	This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the day and year first above written.

SIGNED on behalf of HER MAJESTY

THE QUEEN IN RIGHT OF THE

PROVINCE OF BRITISH COLUMBIA

by the minister responsible for the Land Act

or the minister's authorized representative

Minister responsible for the Land Act
or the minister's authorized representative

MODIFICATION AGREEMENT	Page 2 of 5

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

SIGNED on behalf of RMR ACQUISITION CORP.

by a duly authorized signatory

MODIFICATION AGREEMENT	Page 3 of 5

Operating Agreement No.: 340392	File No.: 4403856 Disposition No.: 845145

SCHEDULE "A"

All that unsurveyed Crown land lying within the vicinity of Granite Mountain together with District Lots 1255 being Delaware No. 1 Mineral Claim, 12278 being Golden Rule Mineral Claim and 16986 and those parts of District Lots 1675 being Butterfly Mineral Claim, 1676 being Santa Cruz Mineral Claim, 1191 being Gold Star Mineral Claim, 1931 being Lincoln No. 1 Mineral Claim, 532 being White Elephant Fraction Mineral Claim, 1496 being Copper Glance Mineral Claim, 935 being St. Louis Mineral Claim, 638 being Green Mountain Mineral Claim, 934 being Anaconda Mineral Claim, 1062 being Victor Mineral Claim, 1205 being Cariboo Mineral Claim, 4428 being Bannock Mineral Claim, 5816, 1654 and 8495 all of Kootenay District and containing 1416.75 hectares, more or less.

See Attached Map

MODIFICATION AGREEMENT	Page 4 of 5

File: 4403856
Schedule "A"

Red Mountain Operating Agreement - 1,416.75 ha±
All Survey Parcels
Municipalities
Provincial Parks
Transportation Corridor
20K Mapsheet Tiles

Date: June 4, 2015
File: 4403856
Scale: 1:40,000
Albers Projections, NAD 83
red_4403856_scheduleA_8x11_40k.mxd

0 0.25 0.5 1 Km

082F011
082F012
ROSSLAND
082F001
Inset Map
Scale: 1:250,000
ROSSLAND
Riverside
WARFIELD
TRAIL
Rossland
Silica
Paterson

Page 5 of 5